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                                   EXHIBIT 99
             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Audit Committee
Corus Bankshares, Inc.

We have reviewed the consolidated balance sheet of Corus Bankshares, Inc. as of September 30, 2004 and 2003, and the related consolidated statements of income and changes in shareholders' equity for the three and nine-month periods then ended, and the consolidated statement of cash flows for the nine-month periods then ended. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), which will be performed for the full year with the objective of expressing an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the consolidated interim financial statements referred to above for them to be in conformity with U.S. generally accepted accounting principles.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet of Corus Bankshares, Inc. as of December 31, 2003, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the year then ended not presented herein, and in our report dated January 16, 2004, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of December 31, 2003, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

                                                        /s/ Ernst & Young LLP

November 4, 2004
Chicago, Illinois